FIRST AMENDMENT
TO THE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of September 22, 2022 (the “Amendment Date”), is entered into by and between Dentsply Sirona Inc., a Delaware corporation (the “Company”) and Barbara W. Bodem (the “Executive”) (collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, the Executive is employed by the Company as Interim Chief Financial Officer pursuant to an Employment Agreement dated April 16, 2022 (the “Agreement”),

WHEREAS, pursuant to the Agreement, Executive shall cease to be the Company’s Interim Chief Financial Officer on the first day a permanent or successor Chief Financial Officer (CFO) approved by the Company’s Board of Directors (the “Board”) commences employment with the Company, and, unless otherwise determined by the Board, Executive shall cease to be employed by the Company on such date; and

WHEREAS, the Company wishes to retain the Executive as an employee as Advisor to the CFO once the new CFO is approved by the Board.

NOW, THEREFORE, in consideration of the above premises, the parties hereto, intending to be legally bound, hereby amend the Agreement as follows:

1.Section 1(a) of the Agreement is amended to read in its entirety as follows: “The Company and Executive desire that Executive be employed by the Company as the Company’s Interim Chief Financial Officer. Executive’s employment with the Company shall commence on April 25, 2022 (the “Commencement Date”) and Executive shall be appointed as the Company’s Interim Chief Financial Officer effective on or after the Commencement Date upon the earlier of (i) the effective date of termination of employment from the Company of the individual who was serving as the Company’s Chief Financial Officer on or immediately prior to the Commencement Date and (ii) close of business on May 6, 2022. The Company and Executive agree that following the appointment of a permanent Chief Financial Officer to succeed the Executive (“Successor”) up to and including October 24, 2022 (the “Transition Date”), the Executive’s title shall be Advisor to the CFO and she shall receive compensation during such transition period as set forth in this Agreement. The Executive agrees to perform her duties to the Employer as an advisor to the CFO through the Transition Date, and otherwise in accordance with the standards in this Agreement. Notwithstanding the foregoing, at all times Executive’s employment with the Company shall be “at-will,” such that Executive’s employment may be terminated by the Company or Executive at any time and for any reason.

2.Section 1(b) of the Agreement is amended to read in its entirety as follows: “While employed by the as Advisor to the CFO, Executive shall report to the Chief Executive Officer (as applicable), shall have such duties, authority, and responsibilities as are customary for Executive’s position in a Delaware corporation (subject to the control of the Board and its committees), and shall perform such other duties as may be reasonably requested by the Board. Executive shall devote Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its “Affiliates” (within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act)), provided that Executive shall be permitted to manage Executive’s personal, financial and legal affairs, subject to compliance with this Agreement and provided that such activities do not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder. Executive agrees to observe and comply with the rules and policies of the Company and its Affiliates as adopted by the Company or its Affiliates from time to time, in each case as amended from time to time, as set forth in writing, and as delivered or made available to Executive (each, a “Policy”).

3.Section 2(a) of the Agreement is amended to reflect the fact that Executive shall continue to receive the same monetary compensation as Advisor to CFO as she did as Interim CFO.

In all other respects, the provisions of the Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

COMPANY:                            EXECUTIVE:

Dentsply Sirona Inc.                        Barbara W. Bodem

By:        /s/ Lisa Yankie                    /s/ Barbara W. Bodem
        Name: Lisa Yankie
        Title: Senior Vice President, Chief
        Human Resources Officer